EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY FOR

GRAPHIC PACKAGING CORPORATION

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Graphic Packaging Corporation (the “Company”) made pursuant to the Prospectus, dated April [            ], 2002 (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”) if certificates for Old Notes of the Company are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Company prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to Wells Fargo Bank Minnesota, N.A. (the “Exchange Agent”) as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Letter of Transmittal.

By Registered or Certified Mail:	By Overnight Courier:	By Hand:	By Facsimile:

Wells Fargo Bank Minnesota, N. A. Corporate Trust Services 213 Court Street, Suite 902 Middletown, CT 06457 Attention: Robert L. Reynolds Vice President	Wells Fargo Bank Minnesota, N. A. Corporate Trust Services 213 Court Street, Suite 902 Middletown, CT 06457 Attention: Robert L. Reynolds Vice President	Wells Fargo Bank Minnesota, N. A. Corporate Trust Services 213 Court Street, Suite 902 Middletown, CT 06457 Attention: Robert L. Reynolds Vice President	Wells Fargo Bank Minnesota, N.A. Corporate Trust Services Fax: 860-704-6219 Confirm by telephone: 860-704-6216

Delivery of this instrument to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount at maturity of Old Notes set forth below, pursuant to the guaranteed delivery procedure described in “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures” section of the Prospectus.

Principal Amount of Notes Tendered:*
$_______________________________ Certificate Nos. (if available): ________________________________	If Old Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.
Total Principal Amount Represented by Old Notes Certificate(s): $_______________________________	Account Number:____________________________

*	Must be in denominations of principal amount at maturity of $1,000 and any integral multiple thereof.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

X ________________________________________	_____________________________________

X ________________________________________	_____________________________________
Signature(s) of Owner(s)	Date
or authorized Signatory
Area Code and Telephone Number: __________________________________________________________

Must be signed by the holder(s) of the Old Notes as the name(s) of such holder(s) appear(s) on the certificate(s) for the Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If any signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

GUARANTEE

The undersigned, a member of a registered national securities exchange, or a member of the National Association of Securities Dealers, Inc., or a commercial bank trust company having an office or correspondent in the United States, or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, hereby guarantees that the certificates representing the principal amount at maturity of Old Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Old Notes into the Exchange Agent’s account at Wells Fargo Bank Minnesota, N. A. pursuant to the procedures set forth in the “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures” section of the Prospectus, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, within three New York Stock Exchange trading days after the date hereof.

___________________________________________	____________________________________________
Name of Firm	Authorized Signature

___________________________________________	____________________________________________
Address	Title

___________________________________________	Name: ______________________________________
Zip Code	(Please Type or Print)

Area Code and Tel No.: _________________________	Dated: _______________________________________

NOTE:	DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR OLD NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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